                                 MediaOne Group, Inc.
                          Consolidated Statements of Operations
                                   (Unaudited)

------------------------------------------------------------- ----------------------------- -----------------------------
                                                                   Three Months Ended             Six Months Ended
                                                                        June 30,                      June 30,
                                                              ----------------------------- -----------------------------
Dollars in millions                                               1999           1998           1999           1998
------------------------------------------------------------- ------------- --------------- -------------- --------------
Sales and other revenues:
    Cable and broadband                                              $ 665           $ 613        $ 1,326        $ 1,237
    Corporate                                                          (3)               8              1             15
    Wireless communications                                              -              20              -            361
                                                              ------------- --------------- -------------- --------------
     Total sales and other revenues                                    662             641          1,327          1,613
                                                              ------------- --------------- -------------- --------------

Operating expenses:
    Cost of sales and other revenues                                   265             241            534            558
    Selling, general and administrative expenses                       179             195            364            502
    Depreciation and amortization                                      328             258            578            606
                                                              ------------- --------------- -------------- --------------
      Total operating expenses                                         772             694          1,476          1,666
                                                              ------------- --------------- -------------- --------------

Loss from operations                                                  (110)            (53)          (149)           (53)

Interest expense                                                      (103)           (143)          (199)          (293)
Equity losses in unconsolidated ventures                               (87)            (69)          (202)          (205)
Gains (losses) on investments:
   Sale and redemption of domestic investments                          22              22             92             39
   Sale and exit costs of international investments - net                8               -            132              -
   Exchange of AirTouch investment                                   2,482               -          2,482              -
   Sale of domestic wireless investment                                  -           3,869              -          3,869
   PrimeStar investment                                                  -               -            (65)             -
Minority interest expense in Centaur Funding                           (46)               -           (71)             -
Guaranteed minority interest expense                                   (23)            (20)           (47)           (42)
Merger costs                                                        (1,507)               -        (1,522)             -
Other income - net                                                      31              110            68             73
                                                              ------------- --------------- -------------- --------------
Income from continuing operations before income taxes
                                                                       667            3,716           519          3,388
Provision for income taxes                                            (843)          (1,542)         (806)        (1,436)
                                                              ------------- --------------- -------------- --------------
Income (loss) from continuing operations                              (176)           2,174          (287)         1,952
Income from discontinued operations - net of tax
     Results of operations (Note 12)                                     -              313             -            747
     Gain on separation                                                  -           24,461             -         24,461
                                                              ------------- --------------- -------------- --------------
Income (loss) before extraordinary item                               (176)          26,948          (287)        27,160
Extraordinary item:
     Gain (loss) on extinguishment of debt - net of tax                 17            (333)            17           (333)
                                                              ------------- --------------- -------------- --------------
                                                              ------------- --------------- -------------- --------------
NET INCOME (LOSS)                                                   $ (159)       $ 26,615         $ (270)      $ 26,827
                                                              ------------- --------------- -------------- --------------
                                                              ------------- --------------- -------------- --------------

Preferred stock dividends and accretion                                (14)            (13)           (28)           (26)
Loss on redemption of Preferred Securities                               -             (53)             -            (53)
                                                              ------------- --------------- -------------- --------------
EARNINGS (LOSS) AVAILABLE FOR COMMON STOCK
                                                                    $ (173)       $ 26,549         $ (298)      $ 26,748
                                                              ------------- --------------- -------------- --------------
------------------------------------------------------------- ------------- --------------- -------------- --------------

See Notes to Consolidated Financial Statements.

                              MediaOne Group, Inc.
                       Consolidated Statements of Operations
                                   (Unaudited)

----------------------------------------------------------- ------------------------------ -----------------------------
                                                                 Three Months Ended              Six Months Ended
                                                                      June 30,                       June 30,
                                                            ------------------------------ -----------------------------
In thousands, except per share amounts                         1999 (1)        1998 (1)         1999           1998
----------------------------------------------------------- -------------- --------------- -------------- --------------
MEDIAONE GROUP STOCK (2)
BASIC EARNINGS (LOSS) PER COMMON SHARE:
    Income (loss) from continuing operations                     $ (0.31)          $ 3.46       $ (0.52)        $ 3.08
    Income from discontinued operations (3)                            -             0.12             -           0.26
    Gain on separation                                                 -            40.16             -          40.19
    Extraordinary item - early extinguishment of debt
                                                                    0.03            (0.55)         0.03          (0.55)
                                                            -------------- --------------- -------------- --------------
                                                            -------------- --------------- -------------- --------------
Basic earnings (loss) per common share                           $ (0.29)         $ 43.19       $ (0.49)       $ 42.98
                                                            -------------- --------------- -------------- --------------
                                                            -------------- --------------- -------------- --------------

BASIC AVERAGE COMMON SHARES OUTSTANDING
                                                                 605,726          609,098       604,775        608,699
                                                            -------------- --------------- -------------- --------------
                                                            -------------- --------------- -------------- --------------

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
    Income (loss) from continuing operations                     $ (0.31)          $ 3.24       $ (0.52)        $ 2.91
    Income from discontinued operations (3)                            -             0.11             -           0.24
    Gain on separation                                                 -            37.42             -          37.48
    Extraordinary item - early extinguishment of debt
                                                                    0.03            (0.51)         0.03          (0.51)
                                                            -------------- --------------- -------------- --------------
                                                            -------------- --------------- -------------- --------------
Diluted earnings (loss) per common share                         $ (0.29)         $ 40.27       $ (0.49)        $ 40.12
                                                            -------------- --------------- -------------- --------------
                                                            -------------- --------------- -------------- --------------

DILUTED AVERAGE COMMON SHARES OUTSTANDING
                                                                 605,726          653,611       604,775         652,601
                                                            -------------- --------------- -------------- --------------
----------------------------------------------------------- -------------- --------------- -------------- --------------

(1)  Column does not add due to rounding of individual components.
(2)  For 1998 earnings per share information of Communications Stock see
     Note 10 - Earnings Per Share - to the Consolidated Financial Statements.
(3) Amounts represent the operations of U S WEST Dex, Inc., the domestic directory business, which were discontinued as of June 12, 1998.

See Notes to Consolidated Financial Statements.

                             MediaOne Group, Inc.
                        Consolidated Balance Sheets

-------------------------------------------------------------------------------- ------------------- ---------------------
                                                                                      June 30,           December 31,
Dollars in millions                                                                     1999                 1998
-------------------------------------------------------------------------------- ------------------- ---------------------
                                                                                    (Unaudited)
ASSETS

Current assets:
    Cash and cash equivalents                                                               $ 1,032                 $ 415
    Accounts and notes receivable  - net                                                        409                   255
    Income tax receivable                                                                       546                   375
    Current portion of deferred tax asset                                                        67                    74
    Prepaid and other                                                                            21                    33
    Marketable securities                                                                        56                    48

                                                                                 ------------------- ---------------------
Total current assets                                                                          2,131                 1,200
                                                                                 ------------------- ---------------------

  Property, plant and equipment - net                                                         4,501                 4,069
  Investment in Vodafone Group /AirTouch Communications                                       7,310                 5,919
  Investment in Time Warner Entertainment                                                     2,479                 2,442
  Net investment in international ventures held for sale                                        643                     -
  Net investment in international ventures                                                        -                 1,344
  Intangible assets - net                                                                    11,371                11,647
  Other assets                                                                                2,076                 1,571
                                                                                 ------------------- ---------------------

Total assets                                                                               $ 30,511              $ 28,192
                                                                                 ------------------- ---------------------
-------------------------------------------------------------------------------- ------------------- ---------------------

See Notes to Consolidated Financial Statements.

                          MediaOne Group, Inc.
                       Consolidated Balance Sheets
                              (Continued)

-------------------------------------------------------------------------------- ------------------- --------------------
                                                                                      June 30,          December 31,
Dollars in millions                                                                     1999                1998
-------------------------------------------------------------------------------- ------------------- --------------------
                                                                                    (Unaudited)
LIABILITIES AND SHAREOWNERS' EQUITY

Current liabilities:
    Short-term debt                                                                         $ 1,718                $ 569
    Accounts payable                                                                            301                  332
    Employee compensation                                                                        98                   80
    Deferred revenues and customer deposits                                                     168                   87
    Other                                                                                       618                  546

                                                                                 ------------------- --------------------
Total current liabilities                                                                     2,903                1,614
                                                                                 ------------------- --------------------

Long-term debt                                                                                6,245                4,853
Deferred income taxes                                                                         6,954                6,035
Deferred credits and other                                                                      142                  641

Commitments and contingencies

Minority interest in Centaur Funding                                                          1,107                1,099
Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely Company-guaranteed debentures
                                                                                              1,060                1,061
Preferred stock subject to mandatory redemption                                                 100                  100

Shareowners' equity:
    Preferred stock                                                                             929                  927
    Common shares                                                                            10,409               10,324
    Retained earnings                                                                           371                  669
    Accumulated other comprehensive income                                                      291                  869
                                                                                 ------------------- --------------------
Total shareowners' equity                                                                    12,000               12,789
                                                                                 ------------------- --------------------

Total liabilities and shareowners' equity                                                  $ 30,511             $ 28,192
                                                                                 ------------------- --------------------
-------------------------------------------------------------------------------- ------------------- --------------------

See Notes to Consolidated Financial Statements.

                              MediaOne Group, Inc.
                     Consolidated Statements of Cash Flows
                                  (Unaudited)

----------------------------------------------------------------------------------- --------------- ---------------
Six Months Ended June 30,                                                                  1999            1998
----------------------------------------------------------------------------------- --------------- ---------------
                                                                                           Dollars in millions

OPERATING ACTIVITIES
   Net income (loss)                                                                         $ (270)        $ 26,827
   Adjustments to net income (loss):
     Discontinued operations                                                                       -           (747)
     Gain on Separation                                                                            -        (24,461)
     Extraordinary (gain) loss on debt extinguishment                                           (17)             333
     Depreciation and amortization                                                               578             606
     Equity losses in unconsolidated ventures                                                    202             205
     Merger costs                                                                              1,522               -
     Gains on investments - net                                                               (2,641)         (3,908)
     Deferred income taxes                                                                     1,298           1,557
  Distribution from unconsolidated ventures                                                        -              28
  Separation costs paid                                                                            -             (97)
  Changes in operating assets and liabilities:
     Accounts and notes receivable                                                              (147)             56
     Prepaid and other current assets                                                            (12)            (46)
     Accounts payable and accrued liabilities                                                     92            (286)
  Other - net                                                                                   (127)             91
                                                                                      --------------- ---------------
  Cash provided by operating activities                                                          478             158
                                                                                      --------------- ---------------

INVESTING ACTIVITIES
  Expenditures for property, plant and equipment                                                (900)           (725)
  Investment in international ventures                                                           (73)            (13)
  Investment in domestic ventures                                                                (91)            (79)
  Purchase of miscellaneous assets                                                                 -             (35)
  Proceeds from sales of investments                                                             397             187
  Proceeds on exchange of investment in AirTouch                                                 534               -
   Cash to net investment in assets held for sale                                                  -            (101)
   Other - net                                                                                    25               6
                                                                                      --------------- ---------------
  Cash used for investing activities                                                            (108)           (760)
                                                                                      --------------- ---------------

FINANCING ACTIVITIES
  Net (repayments of) proceeds from short-term debt                                             (112)          2,405
  Net proceeds from issuance of long-term debt                                                   702               -
   Repayments of long-term debt                                                                 (332)         (5,447)
  Repayments of Preferred Securities                                                               -            (582)
  Proceeds from issuance of common stock                                                          61             104
   Dividends paid on common stock                                                                  -            (519)
   Dividends paid on preferred stock                                                             (26)            (27)
   Purchases of treasury stock                                                                   (46)            (85)
                                                                                      --------------- ---------------
   Cash provided by (used for) financing activities                                              247          (4,151)
                                                                                      --------------- ---------------

  Cash provided by discontinued operations                                                         -           4,953
                                                                                      --------------- ---------------

CASH AND CASH EQUIVALENTS
   Increase                                                                                      617             200
   Beginning balance                                                                             415             184
                                                                                      --------------- ---------------
                                                                                      --------------- ---------------
  Ending balance                                                                             $ 1,032           $ 384
                                                                                      --------------- ---------------
------------------------------------------------------------------------------------- --------------- ---------------

See Notes to Consolidated Financial Statements.

                                  MediaOne Group, Inc.
                      Notes to Consolidated Financial Statements
                    For the Three and Six Months Ended June 30, 1999
                     (Dollars in millions, except per share amounts)
                                   (Unaudited)
NOTE 1:  AT&T MERGER

On May 6, 1999, MediaOne Group, Inc. ("MediaOne Group" or the "Company") entered into an agreement with AT&T Corp. ("AT&T") to merge its operations with those of AT&T, and terminated the merger agreement previously entered into with Comcast Corporation ("Comcast"). Under the terms of the AT&T definitive merger agreement, MediaOne Group shareowners will have the right to receive, for each share of MediaOne Group common stock ("MediaOne Group Stock"), (i) 1.4912 shares of AT&T common stock, (ii) $85.00 in cash, or (iii) .95 of a share of AT&T common stock and cash of $30.85. Since AT&T has agreed to pay a set amount of cash and AT&T common stock in the merger, MediaOne Group shareowners who elect to receive all AT&T common stock or all cash may be subject to proration in the event that the respective category elected is oversubscribed. With respect to MediaOne Group shareowners who receive AT&T common stock, if the volume-weighted average sale price of the AT&T common stock for the 20 trading days ending three trading days prior to the effective date of the merger (the "AT&T Price") is between $51.30 and $57.00 per share, an additional amount in cash will be paid so that the total value of the AT&T common stock (based on the AT&T Price) and cash received per share of MediaOne Group Stock will be $85.00. If the AT&T Price is less than $51.30 per share, the additional cash payment will be made based on an assumed AT&T Price of $51.30 per share, and the total value of cash and AT&T common stock (based on the AT&T Price) received per share of MediaOne Group Stock will be less than $85.00. If the AT&T Price is above $57.00 per share, the total value of cash and AT&T common stock (based on the AT&T Price) received per share of MediaOne Group Stock will be more than $85.00. If a shareowner chooses the AT&T stock plus cash election, the maximum additional cash payment would be $5.42 per share of MediaOne Group Stock. If a shareowner chooses the AT&T stock election, the maximum additional cash payment would be $8.50 per share of MediaOne Group Stock. The transaction is expected to close in the first quarter of 2000, subject to legal and regulatory approvals, as well as the approval of MediaOne Group shareowners.

In anticipation of the merger with AT&T, MediaOne Group has agreed to redeem the Company's Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") and the 4.5 percent Series D Convertible Preferred Stock (the "Series D Preferred Stock") as promptly as possible under the terms of each series of preferred stock. The Company has the right commencing September 2, 1999 to redeem the Series C Preferred Stock for one thousand dollars per share plus unpaid dividends and a redemption premium. Prior to any redemption, holders of Series C Preferred Stock may exercise options to receive common shares of Financial Security Assurance Holdings Ltd. ("FSA"). The Company will redeem the Series C Preferred Stock in connection with any exercise of the options.

                           MediaOne Group, Inc.
                  Notes to Consolidated Financial Statements
                          (Dollars in millions)
                               (Unaudited)

Beginning on November 15, 1999, the Company has the option to exchange the Series D Preferred Stock at par, or fifty dollars per share, for shares of MediaOne Group Stock. The Series D Preferred Stock is convertible at any time at the option of the holder into 1.98052 shares of MediaOne Group Stock per share of Series D Preferred Stock.

As a result of the termination of the Comcast merger, the Company paid Comcast a termination fee of $1.5 billion as outlined in the Comcast merger agreement. The termination fee was funded by AT&T in exchange for a note payable from MediaOne Group. The AT&T note bears interest at 3-month LIBOR plus 0.15 percent and matures on December 31, 2000. The note is due on demand at any time following consummation of the merger between the Company and AT&T, and was therefore recorded on MediaOne Group's Consolidated Balance Sheet as short-term debt.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The Consolidated Financial Statements have been prepared by the Company pursuant to the interim reporting rules and regulations of the Securities and Exchange Commission ("SEC") and include the accounts of MediaOne Group and its consolidated subsidiaries. Certain information and footnote disclosures normally accompanying financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been condensed or omitted pursuant to such SEC rules and regulations.

In the opinion of MediaOne Group's management, the Consolidated Financial Statements include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information set forth therein. It is suggested that these Consolidated Financial Statements be read in conjunction with the 1998 MediaOne Group Consolidated Financial Statements and notes thereto included in MediaOne Group's proxy statement mailed to all shareowners on April 5, 1999.

Certain reclassifications within the Consolidated Financial Statements have been made to conform to the current year presentation.

New Accounting Standards. In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 - An Amendment of FASB Statement No. 133," which deferred the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. As a result, the Company will adopt SFAS No. 133 in the year 2001.

                               MediaOne Group, Inc.
                     Notes to Consolidated Financial Statements
                               (Dollars in millions)
                                    (Unaudited)

NOTE 3:  DOMESTIC ACQUISITIONS, DISPOSITIONS AND OTHER

Cable System Trades. Effective on June 1, 1999, due to the proposed merger of MediaOne Group with AT&T, the companies deferred closing on the trade of certain MediaOne Group cable systems in Illinois and Michigan for certain cable systems in South Florida and California now owned by AT&T, and formerly owned by Tele-Communications, Inc. (the "TCI trade"). The TCI trade will be deferred until the merger with AT&T is completed. If the merger with AT&T does not occur, the TCI trade will take place as planned. In the meantime, the Company's cable systems in Illinois and Michigan will continue to be owned by MediaOne Group, but will be managed by AT&T, and the AT&T cable systems in South Florida and California will remain under both the ownership and management of AT&T.

As a result of the deferral of the TCI trade, the Company recorded a one-time depreciation and amortization charge during the second quarter of 1999 to catch-up for $25 of depreciation and amortization expense not recorded in each of the fourth quarter of 1998 and the first quarter of 1999. Depreciation and amortization expense had been suspended on these properties while they were held for sale.

PrimeStar Investment. On March 31, 1999, certain PrimeStar, Inc. ("PrimeStar") shareholders, including MediaOne Group, signed a separate funding agreement to cover various operating and transition costs of the PrimeStar direct broadcast services ("DBS") medium-power business. On April 28, 1999, PrimeStar received required consents from lenders and closed the DBS medium-powered business sale. MediaOne Group funded $54 to PrimeStar during April and June 1999 related to the funding agreement, which had been accrued in the first quarter of 1999. As a result of these transactions, MediaOne Group was released as guarantor on a $75 letter of credit for PrimeStar. The Company remains a guarantor for PrimeStar on a $25 letter of credit.

NOTE 4: OPERATING SEGMENTS

In accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," the following table presents selected information for MediaOne Group's operating segments for the three and six month periods ended June 30, 1999 and 1998. "Sales and Other Revenues" and earnings before interest, taxes, depreciation, amortization and other ("EBITDA") for each segment are presented on a proportionate basis. Proportionate results reflect the relative weight of MediaOne Group's ownership in each of its respective domestic and international equity ventures together with the consolidated results of its subsidiaries. The computation of EBITDA also excludes gains on asset sales, equity losses, guaranteed minority interest expense and minority interest expense in Centaur Funding. Adjustments made to Sales and Other Revenues and EBITDA to arrive at proportionate results are reversed in the column labeled "Eliminations and Adjustments," in conformity with SFAS No. 131, so that in total, Sales and Other Revenues and EBITDA reflect consolidated results.

                             MediaOne Group, Inc.
                    Notes to Consolidated Financial Statements
                            (Dollars in millions)
                              (Unaudited)
Operating Results:

                                     ---------------------------

                                     Domestic Cable & Broadband

                                     ---------------------------

                                                                                                 Eliminations
                                      MediaOne of     Multimedia                                     &
                                      Delaware (1)    Ventures (2)   International   Other       Adjustments     Consolidated
-------------------------------------------------------------------------------------------------------------------------------

Three months ended June 30, 1999
Sales and other revenues              $ 665          $ 781           $ 456              $ 3      $ (1,243)       $ 662

EBITDA (3)                              248            393              98              (19)         (502)         218

Net income (loss) (4)                   (78)            16            (104)               7             -         (159)
-------------------------------------------------------------------------------------------------------------------------------


Three months ended June 30, 1998
Sales and other revenues              $ 607          $ 728           $ 341             $ 45      $ (1,080)         $ 641

EBITDA (3)                              239            206              51              (11)         (280)           205

Net income (loss) (5)                  (111)            (2)            (70)          26,798             -         26,615
-------------------------------------------------------------------------------------------------------------------------------


Six months ended June 30, 1999
Sales and other revenues            $ 1,319        $ 1,529           $ 896              $ 7      $ (2,424)      $ 1,327

EBITDA (3)                              489            636             199              (38)         (857)          429

Net income (loss) (4)                  (152)            20            (118)             (20)            -          (270)
-------------------------------------------------------------------------------------------------------------------------------


Six months ended June 30, 1998
Sales and other revenues            $ 1,226        $ 1,470           $ 659            $ 396      $ (2,138)      $ 1,613

EBITDA (3)                              479            394              68               84          (472)          553

Net income (loss) (5)                  (236)            (8)           (149)          27,220             -        26,827
-------------------------------------------------------------------------------------------------------------------------------

(1) MediaOne of Delaware represents the operations of the Company's domestic cable and broadband subsidiary.
(2) Multimedia Ventures includes MediaOne Group's 25.51 percent equity interest in Time Warner Entertainment Company, L.P. ("TWE"), as well as related overheads. The reported TWE results are prepared in accordance with GAAP and have not been adjusted to report TWE's investments accounted for under the equity method on a proportionate basis.
(3) The Company believes EBITDA is an important indicator of the operating performance of its businesses and should not be considered an alternative to operating or net income as an indicator of the performance of MediaOne Group's businesses, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with GAAP.
(4) MediaOne of Delaware net income during 1999 includes an extraordinary gain of $17 on the early extinguishment of debt.
(5) Other net income during 1998 includes a gain of $24,461 on the separation of the telecommunications businesses and the domestic directory business from the Company, a gain of $2,257 on the sale of the domestic wireless businesses, and an extraordinary loss of $333 on the early extinguishment of debt in conjunction with the separation discussed above. Other net income during the three and six month periods ended June 30, 1998 includes $313 and $747, respectively, related to discontinued operations.

                            MediaOne Group, Inc.
                    Notes to Consolidated Financial Statements
                           (Dollars in millions)
                               (Unaudited)

The following table presents a geographic breakout for proportionate revenues and EBITDA and a reconciliation to consolidated amounts:

                                                  ------------------------------------  -----------------------------------
                                                          Three Months Ended                       Six Months Ended
                                                               June 30,                                June 30,
                                                   -----------------------------------  -----------------------------------
                                                   -----------------------------------  -----------------------------------
                                                            1999             1998                  1999           1998
      ---------------------------------------------------------------------------------------------------------------------
      Proportionate Revenue:
         United States (1)                              $ 1,441            $ 1,360                 $ 2,844         $ 3,061
         United Kingdom                                     282                196                     557             385
         Central Europe                                     152                121                     295             227
         Asia and other                                      30                 44                      55              78

                                                   ----------------------------------        ------------------------------
      Proportionate revenue                               1,905              1,721                   3,751           3,751
      Less: Proportionate adjustment                     (1,243)            (1,080)                 (2,424)         (2,138)
                                                   ----------------------------------        ------------------------------
                                                   ----------------------------------        ------------------------------
          Consolidated revenues                           $ 662              $ 641                 $ 1,327         $ 1,613
                                                   ------------------------------------------------------------------------
                                                   ------------------------------------------------------------------------
     Proportionate EBITDA:
        United States (1)                                 $ 621              $ 429                 $ 1,089           $ 952
        United Kingdom                                       59                 27                     123              31
        Central Europe                                       46                 40                      89              68
        Asia and other                                       (6)               (11)                    (15)            (26)
                                                   ----------------------------------        ------------------------------
     Proportionate EBITDA                                   720                485                   1,286           1,025
     Less: Proportionate adjustment                        (502)              (280)                   (857)           (472)
                                                   ----------------------------------        ------------------------------
                                                   ----------------------------------        ------------------------------
         Consolidated EBITDA                              $ 218              $ 205                   $ 429           $ 553
                                                   ------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------------------------

(1) Amounts include proportionate revenue of $19 and $354, and proportionate EBITDA of $6 and $114 for the domestic wireless operations during the three and six month periods ended June 30, 1998, respectively. These operations were sold in April 1998.

Total Assets:

Total assets are those assets and investments that are used in, or pertain to, each segment's operations, as follows:

   ----------------------------------------------------------------------------
                                            Domestic Cable & Broadband
                                           ------------------------------
                                           ------------------------------

                                            MediaOne of     Multimedia
                                            Delaware (1)    Ventures (2)   International      Other       Consolidated
   --------------------------------------  ------------     ------------   -------------      ----------  -------------
        Total assets as of:
        June 30, 1999                       $16,445         $2,984         $1,538             $9,544      $30,511
        December 31, 1998                    16,003          2,551          2,308              7,330       28,192

-------------------------------------------------------------------------------
(1) MediaOne of Delaware represents the operations of the Company's domestic cable and broadband subsidiary.
(2) Multimedia Ventures includes MediaOne Group's 25.51 percent equity interest in TWE.

                            MediaOne Group, Inc.
                     Notes to Consolidated Financial Statements
                           (Dollars in millions)
                               (Unaudited)

International assets decreased $770, or 33.4 percent, during 1999 primarily due to the reclassification of international investment assets and liabilities to a net investment in international assets held for sale, and to the sale of the Company's investment in Optus shares. The "Other" column includes primarily cash; debt and equity securities; investments in domestic interactive services; and other corporate assets. The increase in Other total assets of $2,214, or
30.2 percent, during 1999 is due primarily to the marking to market of the Company's investments in marketable equity securities, including AirTouch Communications, Inc. ("AirTouch") stock which was exchanged into Vodafone ADRs. See Note 5 - Investment in Vodafone Group / AirTouch Communications - to the Consolidated Financial Statements.

NOTE 5:  INVESTMENT IN VODAFONE GROUP / AIRTOUCH COMMUNICATIONS

Vodafone / AirTouch Merger. Effective on June 30, 1999, AirTouch merged its operations into a subsidiary of Vodafone Group Public Limited Company ("Vodafone"). Prior to the merger, MediaOne Group held 59,314,000 shares of AirTouch common stock and 825,000 shares each of AirTouch 5.143 percent Class D Cumulative Preferred Stock, Series 1998, (the "Class D ATI Shares") and 5.143 percent Class E Cumulative Preferred Stock, Series 1998, (the Class E ATI Shares" and together with the Class D ATI Shares, the "ATI Shares"). Under the terms of the Vodafone merger, each share of AirTouch common stock was converted into $9.00 in cash plus 1/2 of a Vodafone American Depository Receipt ("ADR"), and as a result, MediaOne Group now holds 29,657,000 Vodafone ADRs. The ATI Shares remain outstanding as preferred shares of AirTouch, a subsidiary of Vodafone, with the following modifications: (a) the early redemption option on the Class D ATI Shares was eliminated, (b) the maturity date on the Class E ATI Shares was extended to April 1, 2020, and (c) an extraordinary dividend of $25.00 per share, or a total of $21, will be paid for each Class E ATI Share on August 16, 1999.

MediaOne Group recognized a net pretax gain of $2,482 ($1,530 after tax) on the exchange and modification of its AirTouch common and preferred shares into Vodafone ADRs and preferred shares, and received $534 in cash related to its investment in AirTouch common stock. The net pretax gain was the result of the difference between the cost basis and fair market value of the investment in AirTouch as of the effective date. The investment in Vodafone is being accounted for under the cost method of accounting as available for sale securities.

                              MediaOne Group, Inc.
                   Notes to Consolidated Financial Statements
                              (Dollars in millions)
                                  (Unaudited)

AirTouch Collar. During May 1999, the Company contributed 11,662,000 shares of AirTouch common stock to MediaOne SPC IV ("SPC IV"), a wholly-owned subsidiary of MediaOne Group. SPC IV subsequently entered into a series of purchased and written options (the "Collar") on its AirTouch common shares and issued $1,128 in debt. See Note 7 - Debt - to the Consolidated Financial Statements. Upon the Vodafone merger, the Collar was automatically transferred to Vodafone ADRs and the put and call price were adjusted accordingly. SPC IV now holds 5,831,000 Vodafone ADRs.

The Collar has been designated and is effective as a hedge of the market risk associated with the Company's investment in Vodafone ADRs. The Collar is therefore carried at market value with gains or losses recorded in equity as a component of other comprehensive income together with any change in the fair value of the Vodafone ADRs. No gain or loss was recognized on the Collar as of June 30, 1999.

At expiration of the Collar, the Company will receive cash if the market value of a Vodafone ADR is less than approximately $169.00 per share, effectively eliminating downside risk on the stock below $169.00. Conversely, if the market value of a Vodafone ADR is greater than approximately $244.00 per share, the Company will be required to pay cash which will be offset by the corresponding increase in the value of the Vodafone ADRs. MediaOne Group intends to use proceeds from the sale of Vodafone ADRs to fund any cash obligations related to the Collar. The Collar expires quarterly, in equal installments, starting in the second quarter of 2003 and ending in the second quarter of 2005.

NOTE 6:  INVESTMENT IN INTERNATIONAL VENTURES

As a result of the anticipated merger with AT&T, MediaOne Group formalized a plan during the second quarter of 1999 to sell all of its international broadband and wireless investments, including its international consolidated entities, Cable Plus a.s. ("Cable Plus"), a cable operator in the Czech Republic, and Russian Telecommunications Development Corporation ("RTDC"), a Russian venture which holds various wireless investments. The carrying value of the net investments in international ventures, as well as the net assets of Cable Plus and RTDC, are reflected as "net investment in international ventures held for sale" in the June 30, 1999 Consolidated Balance Sheet. In addition, effective April 1999, the results of operations of Cable Plus and RTDC are no longer consolidated with MediaOne Group's results but are rather reflected as part of "equity losses in unconsolidated ventures" in the Consolidated Statements of Operations. Of the total equity losses in unconsolidated ventures, international operations contributed losses of $(111) and $(67) for the three month periods ended June 30, 1999 and 1998, respectively, and $(218) and $(162) for the six month periods ended June 30, 1999 and 1998, respectively.

                             MediaOne Group, Inc.
                    Notes to Consolidated Financial Statements
                            (Dollars in millions)
                                (Unaudited)

As a result of the decision to exit its international businesses, the Company recorded a $43 charge ($28 after tax) during the second quarter of 1999. The exit charge includes employee severance costs of $33 for 122 people, and lease termination, relocation and other costs of $10. The charge is reflected as a component of "gains on investments - sale and exit costs of international investments - net" in the Consolidated Statement of Operations. The Company continues to negotiate the sale of its remaining international investments and anticipates that the majority of the employee relocation and severance, and the related office closures will be completed by year-end 1999.

Optus Shares. During the second quarter of 1999, MediaOne Group sold its remaining investment in Optus shares, resulting in net proceeds and a pretax gain of $31.

Listel. On June 2, 1999, the Company sold its interest in Listel, an international directories operation located in South America, for proceeds of $55 and a pretax gain of $20.

Cable Plus and A2000. On June 24,1999, United Pan-Europe Communications N.V. agreed to purchase MediaOne Group's interests in Cable Plus and A2000, a cable operator located in the Netherlands, for approximately $380. The sale of Cable Plus is contingent upon regulatory approval. Both sales are expected to close later this year.

Telewest. Shortly after the Company entered into its definitive merger agreement with AT&T, AT&T and Microsoft Corporation ("Microsoft") announced that they had entered into a series of agreements, which, among other things, involved the sale of the Company's interest in Telewest Communications plc ("Telewest") to Microsoft. The terms and conditions of any such sale will be subject to certain approvals, including the approval of the Company's Board of Directors if the sale is to occur prior to the merger of the Company's operations with those of AT&T.

Ariawest. On May 13, 1999, PT Ariawest International, ("Ariawest"), the Company's investment in Indonesia, reached an agreement to restructure its debt into a non-recourse debt facility. MediaOne Group is evaluating its probable funding commitments related to its investment in Ariawest as a result of the non-recourse facility.

Telenet. On June 30, 1999, MediaOne Group entered into an agreement giving the other shareholders of Telenet an option to purchase the Company's interest in Telenet for approximately the cost of capital contributions plus 7 percent. This option expires on December 31, 1999. In exchange, the Company received the right to sell its interest to the current shareholders at the cost of capital contributions less 25 percent through January 31, 2000. If neither option is exercised, MediaOne Group may sell its interest to a third party. In conjunction with this agreement, the Company entered into a put option to lock in the floor price of 93 million Euros, or $100, which expires on January 31, 2000.

                            MediaOne Group, Inc.
                    Notes to Consolidated Financial Statements
                           (Dollars in millions)
                               (Unaudited)

Titus and Chofu. On June 30, 1999, the Company increased its ownership in TITUS Communication Corporation ("Titus"), a broadband network operation in Japan, and Chofu Cable Television ("Chofu"), a cable operation in Japan. As part of the acquisition, MediaOne Group assumed outstanding debt guarantees totaling approximately $50. MediaOne Group now holds a 50 percent investment in Titus and a 33 percent investment in Chofu.

NOTE 7:  DEBT

Debt Issuance. On June 3, 1999, SPC IV issued $1,128 of floating rate debt at 3-month LIBOR plus 0.5 percent and paid $321 to fix and pre-fund interest payments on $1.1 billion notional amount of the debt through an interest rate swap agreement (the "Zero Coupon Swap"). The debt and Zero Coupon Swap mature in equal quarterly installments starting in the second quarter of 2003 and ending with the second quarter of 2005. The index, maturity and notional amount of the Zero Coupon Swap match the terms of the floating rate debt issued by SPC
IV. The Company has therefore deferred the $321 cost of the Zero Coupon Swap and will amortize the cost as an adjustment of interest expense associated with the floating rate debt. As a result of the amortization and payments received under the Zero Coupon Swap, the Company expects the floating rate debt of SPC IV to have a fixed effective interest rate of approximately 6.945 percent.

As a result of the Vodafone merger, SPC IV will redeem approximately $105 of the debt in August 1999 and will terminate a corresponding portion of the Zero Coupon Swap with a cost of approximately $30. Funding for the redemption of the debt will come from the $9.00 per share cash proceeds received on the exchange of the AirTouch common stock into Vodafone ADRs.

The assets of SPC IV, which are primarily the 5,831,000 Vodafone ADRs, are not available to pay the creditors of any member of the Company except the creditors of SPC IV.

Debt Extinguishment. On June 1, 1999, the Company redeemed the 11.0 percent senior subordinated debentures of MediaOne of Delaware, Inc., the domestic cable and broadband subsidiary of the Company, with a carrying value of $345. The debt extinguishment resulted in an after tax gain of $17 (net of income tax expense of $11) primarily related to the write-off of excess debt premiums. The gain is reflected as an extraordinary item in the Consolidated Statements of Operations. MediaOne Group also redeemed a third-party note for its carrying value of $12. MediaOne Group financed the redemptions with cash on hand.

Debt Maturity. On May 15, 1999, $254 of debt exchangeable into common stock ("DECS") matured. The DECS were redeemed for FSA shares held by MediaOne Group, resulting in a pretax gain of $21 ($14 after tax).

                             MediaOne Group, Inc.
                  Notes to Consolidated Financial Statements
                           (Dollars in millions)
                                (Unaudited)

Exchangeable Notes. As a result of the Vodafone merger, the terms of the 6.25 percent Exchangeable Notes (the "Exchangeable Notes") issued in late 1998 have been modified so that upon maturity, they are mandatorily redeemable into Vodafone ADRs and/or cash, rather than AirTouch common stock and/or cash. The redemption formula was also modified so that the redemption value of each Exchangeable Note is equivalent to $9.00 in cash plus 1/2 of the fair market value of a Vodafone ADR (the "Maturity Price"), as follows:

(a) If the Maturity Price is greater than or equal to $71.75, each Exchangeable Note is equivalent to .8101 of the Maturity Price;
(b)  If the Maturity Price is less than or equal to $58.125, each Exchangeable
     Note is equivalent to the Maturity Price; or
(c) If the Maturity Price is greater than $58.125 but less than $71.75, each Exchangeable Note is equivalent to $58.125.

In all three scenarios above, a minimum of $7.29 of the $9.00 cash consideration will be funded in cash.

NOTE 8: MINORITY INTEREST IN CENTAUR FUNDING

On December 15, 1998, Centaur Funding Corporation ("Centaur"), a special purpose entity consolidated by MediaOne Group, issued three series of preferred shares (the "Preference Shares"), including Cumulative Preference Shares, Series B (the "Series B Preference Shares") and Preference Shares, Series C (the "Series C Preference Shares"). Dividend payments on the Series B Preference Shares and certain redemption payments on the Series B and Series C Preference Shares are to be determined by reference to the dividend and redemption activity of the ATI Shares.

As a result of the Vodafone merger, on May 13, 1999, Centaur mailed notices to the holders of the Series B and Series C Preference Shares that described the manner in which the terms of the Series B and Series C Preference Shares would be deemed modified to reflect the changes to the ATI Shares, pursuant to the Articles of Association of Centaur, without any action of the holders of such shares. See Note 5 - Investment in Vodafone Group / AirTouch Communications - to the Consolidated Financial Statements for a description of the changes to the ATI Shares.

                            MediaOne Group, Inc.
                Notes to Consolidated Financial Statements
                           (Dollars in millions)
                              (Unaudited)

The $21 extraordinary dividend payment on the Class E ATI Shares was allocated to the Series B and Series C Preference Shares on a pro-rata basis based on the liquidation value of the Series B Preference Shares and on the accreted value of the Series C Preference Shares as of June 30, 1999, and is reflected as "minority interest expense in Centaur Funding" in the Consolidated Statements of Operations. The amount allocated to the Series B Preference Shares was reflected as a one-time extraordinary dividend and will be paid with the first regularly scheduled dividend following the payment in August 1999 on the Class E ATI Shares. Since the Series C Preference Shares do not pay dividends, the amount allocated to these shares will be invested by Centaur, in accordance with its Articles of Association, and will be added to the redemption value of the Series C Preference Shares at maturity.

NOTE 9: SHAREOWNERS' EQUITY

Following is a rollforward of shareowners' equity since the end of 1998:

--------------------------------------------------------- ------------ ------------- ------------ -------------------
                                                                                                  Accumulated Other
                                                                                                    Comprehensive
                                                           Preferred      Common      Retained          Income
                                                             Stock        Shares      Earnings
--------------------------------------------------------- ------------ ------------- ------------ -------------------
Balance at December 31, 1998                              $ 927        $ 10,324        $ 669           $ 869

Net loss                                                                                (270)
Issuance of MediaOne Group common stock                                      64
Purchase of treasury stock                                                  (46)
Preferred stock dividends                                                                (28)
Market value adjustments for debt and
  equity securities, and Exchangeable Notes,
  net of income taxes                                                                                  (560)
Foreign currency translation, net of income taxes                                                       (18)
Other                                                         2              67
                                                          ------------ ------------- ------------ -------------------
                                                          ------------ ------------- ------------ -------------------
Balance at June 30, 1999                                  $ 929        $ 10,409        $ 371          $ 291
                                                          ------------ ------------- ------------ -------------------
--------------------------------------------------------- ------------ ------------- ------------ -------------------

Common Stock. Other activity during 1999 primarily represents tax benefits on stock option exercises.

Series D Preferred Stock. During the six month period ended June 30, 1999, 8,350 shares of Series D Preferred Stock were converted into 16,537 shares of MediaOne Group Stock. In addition, 1,953 shares of Series D Preferred Stock were cancelled during the period. As of June 30, 1999, MediaOne Group had 19,989,175 shares of Series D Preferred Stock outstanding.

                            MediaOne Group, Inc.
                Notes to Consolidated Financial Statements
                            (Dollars in millions)
                                 (Unaudited)

Comprehensive   Income.   Total comprehensive income and the components of
comprehensive income follow:

------------------------------------------------------------------- ----------------------------- --------------------------
                                                                         Three Months Ended           Six Months Ended
                                                                              June 30,                    June 30,
                                                                    ----------------------------- --------------------------
                                                                        1999           1998           1999         1998
------------------------------------------------------------------- -------------- -------------- ------------- ------------
Net income (loss)                                                         $ (159)       $ 26,615       $ (270)     $ 26,827
    Other comprehensive income (loss), before tax:
      Foreign currency translation adjustment                                 36              (8)         (34)            9
      Unrealized gains on debt and equity securities, and
        Exchangeable Notes                                                   447             571        1,345           690
      Reclassification for gains realized in net income (loss)
                                                                          (2,153)            (11)      (2,252)          (11)
  Income tax provision (benefit) related to items of other
    comprehensive income (loss)                                              644            (219)         363          (271)
                                                                    -------------- -------------- ------------- ------------

  Total other comprehensive income (loss), net of tax                     (1,026)            333         (578)          417
                                                                    -------------- -------------- ------------- ------------
                                                                    -------------- -------------- ------------- ------------
Total comprehensive income (loss)                                       $ (1,185)       $ 26,948       $ (848)     $ 27,244
                                                                    -------------- -------------- ------------- ------------
------------------------------------------------------------------- -------------- -------------- ------------- ------------

The majority of the unrealized gains on debt and equity securities during the three month period of 1999 relate to the Company's investment in Time Warner Telecom LLC, a competitive local exchange business, which offered its shares in an initial public offering in May 1999. The majority of the unrealized gains on debt and equity securities during the six month period of 1999 relate to the Company's investment in AirTouch common and preferred stock, which were subsequently exchanged for Vodafone ADRs and preferred stock, and the Company's investment in Time Warner Telecom LLC. The reclassification in 1999 for gains realized in net loss is due to gains realized in the Company's results of operations upon the exchange of AirTouch common and preferred stock into Vodafone ADRs and preferred stock.

NOTE 10: EARNINGS PER SHARE

The following table reflects the computation of basic and diluted earnings
(loss) per share in accordance with SFAS No. 128, "Earnings Per Share." The 1999 diluted loss per share and related share amounts do not include potential share issuances associated with stock options and the Series D Preferred Stock since the effect would have been antidilutive on the loss from continuing operations. The 1998 dilutive securities represent the incremental weighted average shares from potential share issuances associated with stock options of MediaOne Group Stock and Communications Stock, and the conversion of the Series D Preferred Stock into MediaOne Group Stock.

                             MediaOne Group, Inc.
                 Notes to Consolidated Financial Statements
                              (Dollars in millions)
                                  (Unaudited)

In 1998, the Company had outstanding two separate classes of common stock which reflected the performance of its two groups: the MediaOne Group Stock and the Communications Stock. The MediaOne Group Stock reflected the performance of the multimedia businesses of the Company, as well as the domestic directory business. The Communications Stock reflected the performance of the Company's telecommunications businesses. Effective on June 12, 1998, the telecommunications businesses and the domestic directory business were separated from MediaOne Group and became an independent public company. The Communications Stock was cancelled as of the effective date of the separation.

---------------------------------------------------------------- ----------------------------- -----------------------------
                                                                      Three Months Ended             Six Months Ended
                                                                           June 30,                      June 30,
                                                                 ----------------------------- -----------------------------
                                                                      1999           1998          1999           1998
---------------------------------------------------------------- --------------- ------------- ------------- ---------------
MEDIAONE GROUP STOCK :

Income (loss) from continuing operations                                $ (176)       $ 2,174       $ (287)         $ 1,952
Preferred stock dividends and accretion                                    (14)           (13)         (28)             (26)
Loss on redemption of Preferred Securities (1)                               -            (53)           -              (53)
                                                                 --------------- ------------- ------------- ---------------
Income (loss) from continuing operations available to MediaOne
   Group Stock shareowners used for basic earnings (loss) per
   share                                                                $ (190)       $ 2,108       $ (315)         $ 1,873
Preferred stock dividends and accretion on assumed conversion                -             12            -               24
                                                                 --------------- ------------- ------------- ---------------
                                                                 --------------- ------------- ------------- ---------------
Income (loss) from continuing operations available to MediaOne
   Group Stock shareowners used for diluted earnings (loss)
   per share                                                            $ (190)       $ 2,120       $ (315)         $ 1,897
                                                                 --------------- ------------- ------------- ---------------
                                                                 --------------- ------------- ------------- ---------------

Income from discontinued operations (2)
   Results of operations                                                     -           $ 71            -            $ 158
                                                                 --------------- ------------- ------------- ---------------
                                                                 --------------- ------------- ------------- ---------------
   Gain on separation                                                        -       $ 24,461            -         $ 24,461
                                                                 --------------- ------------- ------------- ---------------
                                                                 --------------- ------------- ------------- ---------------
Extraordinary item - early extinguishment of debt                         $ 17         $ (333)        $ 17           $ (333)
                                                                 --------------- ------------- ------------- ---------------
---------------------------------------------------------------- --------------- ------------- ------------- ---------------

(1) Represents the after tax charge to equity related to the tender or exchange of certain Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely Company-guaranteed debentures ("Preferred Securities") on June 12, 1998, in conjunction with the separation of the telecommunications businesses and the domestic directory business from the Company.
(2) Represents the operations of the domestic directory business, which were discontinued effective June 12, 1998.

                              MediaOne Group, Inc.
                   Notes to Consolidated Financial Statements
                (Dollars in millions, except per share amounts)
                               (Unaudited)

------------------------------------------------------------------ ----------------------------- -------------------------
                                                                        Three Months Ended           Six Months Ended
                                                                             June 30,                    June 30,
                                                                   ----------------------------- -------------------------
                                                                        1999           1998         1999         1998
------------------------------------------------------------------ --------------- ------------- ------------ ------------
MEDIAONE GROUP STOCK :
Weighted average number of shares used for basic earnings (loss)
   per share                                                              605,726       609,098      604,775      608,699
   Effect of dilutive securities:
    Stock options                                                               -         6,112            -        5,651
    Series D Preferred Stock                                                    -        38,401            -       38,251
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------
Weighted average number of shares used for diluted earnings
   (loss) per share                                                       605,726       653,611      604,775      652,601
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------

BASIC EARNINGS (LOSS) PER COMMON SHARE:
    Income (loss) from continuing operations                             $ (0.31)        $ 3.46     $ (0.52)       $ 3.08
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------

    Income from discontinued operations (1)                                     -        $ 0.12            -       $ 0.26
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------

    Gain on separation                                                          -       $ 40.16            -      $ 40.19
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------

    Extraordinary item - early extinguishment of debt                      $ 0.03      $ (0.55)       $ 0.03     $ (0.55)
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
    Income (loss) from continuing operations                             $ (0.31)        $ 3.24     $ (0.52)       $ 2.91
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------
    Income from discontinued operations (1)                                     -        $ 0.11            -       $ 0.24
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------
    Gain on separation                                                          -       $ 37.42            -      $ 37.48
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------
    Extraordinary item - early extinguishment of debt                      $ 0.03      $ (0.51)       $ 0.03     $ (0.51)
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------

COMMUNICATIONS STOCK:
Income from discontinued operations used for basic and diluted
     earnings per share (2)                                                     -         $ 242            -        $ 589
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------
Weighted average number of shares used for basic earnings per
     share                                                                      -       484,982            -      484,972
Effect of dilutive securities - stock options                                   -         4,075            -        4,097
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------
Weighted average number of shares used for diluted earnings per
     share                                                                      -       489,057            -      489,069
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------

BASIC AND DILUTED EARNINGS PER SHARE:
Basic earnings per share from discontinued operations (2)
                                                                                -        $ 0.50            -       $ 1.21
                                                                   --------------- ------------- ------------ ------------
                                                                   --------------- ------------- ------------ ------------
Diluted earnings per share from discontinued operations
                                                                                -        $ 0.49            -       $ 1.20
                                                                   --------------- ------------- ------------ ------------
------------------------------------------------------------------ --------------- ------------- ------------ ------------

(1) Represents the operations of the domestic directory business, which were discontinued effective June 12, 1998.
(2) Represents the operations of the telecommunications businesses which were discontinued effective June 12, 1998.

                             MediaOne Group, Inc.
                 Notes to Consolidated Financial Statements
                            (Dollars in millions)
                                (Unaudited)

NOTE 11:  SUBSEQUENT EVENTS

International Investment Sales. On July 16, 1999, MediaOne Group sold Watchmark, a wholly owned wireless network management software operation, to Lucent Technologies for net proceeds of $5.

On August 6, 1999, MediaOne Group agreed to sell its 50 percent ownership in Mercury Personal Communications ("One 2 One"), a wireless operation in the United Kingdom, to Deutsche Telekom for approximately $5.5 billion, which includes approximately $190 for the repayment of shareholder loans owed to the Company. The sale is expected to close later this year. In connection with the sale, the Company entered into put options to lock in a floor price of approximately $5.5 billion. The put options expire at the end of third quarter 1999.

Cable System Trades. Effective July 31, 1999, MediaOne Group and Time Warner Cable, a division of Time Warner, Inc. ("Time Warner") and TWE, completed a trade of certain cable systems. MediaOne Group traded cable systems in Ohio and Maine serving approximately 280,000 subscribers, while Time Warner Cable traded cable systems in Massachusetts and New Hampshire serving approximately 240,000 subscribers plus approximately $40 in cash. The definitive agreement entered into by the companies in February 1999 also included properties in California and Georgia. That portion of the trade is also expected to occur in the third quarter of 1999.

Investment in TWE. MediaOne Group currently holds a 25.51 percent interest in TWE. The remaining interest in TWE is owned by Time Warner. In order to avoid disputes as to whether the AT&T merger would violate the non-competition provisions of the TWE partnership agreement, on August 3, 1999, MediaOne Group sent a notice of termination to TWE which will terminate these non-competition provisions as to MediaOne Group. The non-competition provisions will continue to apply to Time Warner. Delivery of the notice of termination permitted TWE to terminate most of MediaOne Group's management rights in TWE, which it did on August 4, 1999. Most of these rights would have terminated in any event upon the change of control of MediaOne Group in the merger. The delivery of the termination notice and the resulting termination of management rights is irrevocable, however, even if the merger does not occur. The loss of these management rights may have a material adverse effect on the value of MediaOne Group's interest in TWE. Notwithstanding the notice of termination, MediaOne Group retains certain rights under the partnership agreement, including the right to approve such matters as the merger of TWE, TWE's entrance into new lines of business and the issuance of new partnership interests.

                               MediaOne Group, Inc.
                      Notes to Consolidated Financial Statements
                              (Dollars in millions)
                                   (Unaudited)

In addition, Time Warner has expressed its view that, absent Time Warner's consent, completion of the AT&T merger will violate the TWE partnership agreement unless AT&T and MediaOne Group delay completion of the merger at least until August 3, 2000, one year following delivery of the termination notice. While AT&T and MediaOne Group disagree with this view, if Time Warner's view prevails and if Time Warner does not consent to an earlier closing, AT&T and MediaOne Group may have to delay completing the merger to August 3, 2000. Any such delay could delay our ability to realize the expected financial and operating benefits of the merger.

NOTE 12:  DISCONTINUED OPERATIONS

In accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," the Consolidated Financial Statements reflect the telecommunications businesses and the domestic directory business as discontinued operations since these businesses were separated from the Company effective on June 12, 1998. The revenues and expenses, and the cash flows of the discontinued operations have been separately classified in the Consolidated Statements of Operations and Cash Flows. Summarized operating results for the discontinued operations for the three and six month periods of 1998 were as follows: Revenues were $2,445 and $5,454; operating income was $597 and $1,412; income before income taxes was $494 and $1,187; income tax expense was $(181) and $(440); and net income from discontinued operations was $313 and $747, respectively.